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Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-53047, 333-41027, 333-41899, 333-47080 and 333-67718.

ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
March 11, 2002